Share Pledge Agreement

This Share Pledge Agreement (this "Agreement") has been executed by and among the following parties on 8th July 2021 in Malaysia ("MY"):

Party A: Angkasa-X Holdings Corp. (hereinafter "Pledgee"), a company formed and existing under the laws of Malaysia, with its address at 11-05 & 11-06, Tower A, Ave 3 Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia;

Party B: Seah Kok Wah (hereinafter "Pledgor"), with their address at B-13-3, Papillon Desahill Condominium, No.21, Jalan Morib, Taman Desa, 58100 Kuala Lumpur, Malaysia;

Party C: AngkasaX Innovation Sdn. Bhd. (hereinafter "AXI"), a company formed and existing under the laws of the Malaysia, with its address 15A-16A Wisma Yeap Chor Ee, 10350 Georgetown, Penang.

In this Agreement, each of Pledgee, Pledgor and AXI shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas

1. Pledgor is permanent resident of Malaysia and holds 80% of the equity interest of AXI. AXI is a private company registered in Malaysia. AXI acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement;

2. Pledgee is a company registered in in Labuan, Malaysia. Pledgee and AXI have executed an Exclusive Business Cooperation Agreement in Malaysia.

3. To ensure that AXI fully performs its contract obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to the Pledgee when the same becomes due, Pledgor hereby pledges to the Pledgee all of the equity interest they hold in AXI as security for payment of the consulting and service fees by AXI under the Business Cooperation Agreement.

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

Section 1. Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1 Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis for the proceeds from the conversion, auction or sales of the Equity Interest.

1.2 Equity Interest: shall refer to all of the equity interest lawfully held now and hereafter acquired by Pledgor in AXI.

1.3 Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4 Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between AXI and Pledgee on 8th July 2021.

1.5 Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.6 Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

Section 2. The Pledge

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by AXI, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor' right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of AXI.

Section 3. Term of Pledge

The Pledge shall take effect upon the date hereof and shall remain in effect until ten (10) years or such extended term in accordance with the Business Cooperation Agreement or upon the obligations under the Principal Agreement will have been fulfilled, whichever is later. The parties confirm that the effectiveness of this Agreement is not subject to the registration unless the laws and regulations of the Malaysia provide otherwise.

During the term of the Pledge, the Pledgee shall be entitled to dispose of the pledged assets in accordance with this Agreement in the event that the Pledgor does not perform their obligations under the Loan Agreement.

Section 4. Custody of Records for Equity Interest subject to Pledge

4.1 During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee's custody the capital contribution certificate for the Equity Interest and the original certificate of the Equity Interest evidencing the ownership of the Equity Interest within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement

4.2 Pledgee shall have the right to collect any and all dividends declared or generated in connection with the Equity Interest during the Term of Pledge

Section 5. Representations and Warranties of Pledgor

5.1 Pledgor is the sole legal and beneficial owner of the Equity Interest

5.2 Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement

5.3 Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest

Section 6. Covenants and Further Agreements of Pledgor

6.1 Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1 not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, the Pledgee and AXI on the execution date of this Agreement;

6.1.2 comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee's reasonable request or upon consent of Pledgee;

6.1.3 promptly notify Pledgee of any event or notice received by Pledge or that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2 Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3 To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4 Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

Section 7. Event of Breach

7.1 The following circumstances shall be deemed Event of Default:

7.1.1 AXI fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation failure to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of AXI thereunder;

7.1.2 Pledgor or AXI have committed a material breach of any provisions of this Agreement;

7.1.3 Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee; and

7.1.4 The successor or custodian of AXI is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement.

7.2 Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3 Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee's satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately dispose of the Pledge in accordance with the provisions of Section 8 of this Agreement.

Section 8. Exercise of Pledge

8.1 Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee's written consent, Pledgor shall not assign the Pledge or the Equity Interest in AXI.

8.2 Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3 Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 7.2. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4 In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged in accordance with applicable laws of Malaysia. Only to the extent permitted under applicable laws of Malaysia, Pledgee has no obligation to account to Pledgor for proceeds of disposition of the Equity Interest, and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee; Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5 When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and AXI shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

Section 9. Assignment

9.1 Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2 This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3 At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee's request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4 In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5 Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

Section 10. Termination

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of AXI's obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable and that the Pledgee shall return to the Pledgor the capital contribution certificate for the Equity Interest and the original certificate of the Equity Interest evidencing the ownership of the Equity Interest with the Pledgor rights and interest remain in tact.

Section 11. Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by AXI.

Section 12. Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party's unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

Section 13. Governing Law and Resolution of Disputes

13.1The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of Malaysia.

13.2Any dispute, controversy or claim arising out of, relating to or in connection with this contract, including any question regarding its existence, validity or termination, shall be resolved by arbitration in accordance with the Asian International Arbitration Centre (AIAC) Arbitration Rules. The seat of arbitration shall be Kuala Lumpur, Malaysia. The language of the arbitration shall be English.

13.3Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

Section 14. Notices

14.1All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.2 Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices

14.3 Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission)

14.4 For the purpose of notices, the addresses of the Parties are as follows

Party A: Angkasa-X Holdings Corp.

Address: 11-05 & 11-06, Tower A, Ave 3 Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia

Attn: Lim Kin Wan

Phone: +6012-238 8631

Party B: Seah Kok Wah

Address: B-13-3, Papillon Desahill Condominium, No.21, Jalan Morib, Taman Desa, 58100 Kuala Lumpur, Malaysia

Attn: Seah Kok Wah

Phone: +6012-336 1933

AXI: AngkasaX Innovation Sdn. Bhd.

Address: 15A-16A Wisma Yeap Chor Ee, 10350 Georgetown, Penang

Attn: Lim Kin Wan

Phone: +6012-238 8631

14.5 Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

Section 15. Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Section 16. Attachments

The attachments set forth herein shall be an integral part of this Agreement.

Section 17. Effectiveness

17.1 Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.2 This Agreement is written in English in three copies. Pledgor, Pledgee and AXI shall hold one copy respectively. Each copy of this Agreement shall have equal validity.

Attachments:

1. Shareholders' Register of AXI;

2. The Capital Contribution Certificate for AXI;

3. Exclusive Business Cooperation Agreement.

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IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Pledgor
Representative:
By:

Name: Seah Kok Wah

Pledgee
Angkasa-X Holdings Corp.:
By:

Name: Lim Kin Wan
Title: Director